CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the RegistrationStatement onFormN-1Aof the Chartwell Small Cap Growth Fund (“the Fund”), a series of shares of beneficial interest in The Chartwell Funds, and to the use of our report dated June 1, 2017 on the Fund’s statement of assets and liabilities as of May 30, 2017. Such financial statement appears in the Fund's Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
June 1, 2017